                                                                   EXHIBIT 99.1

[NOBLE ENERGY LOGO APPEARS HERE]
                                                                   NEWS RELEASE
                                           CONTACT:  Greg Panagos: 281-872-3125
                                          Investor_Relations@nobleenergyinc.com

              CORRECTED FOR SECOND QUARTER 2003 DOMESTIC PRICES
              -------------------------------------------------

            NOBLE ENERGY, INC. ANNOUNCES SECOND QUARTER 2003 RESULTS
   Net Income and Discretionary Cash Flow Increase 70 Percent and 26 Percent,
                                  Respectively

HOUSTON (July 23, 2003) -- Noble Energy, Inc. (NYSE: NBL) today reported second quarter net income increased 70 percent to $29.1 million, or 51 cents per share, compared to net income of $17.1 million, or 30 cents per share, for the same period last year. Discretionary cash flow (see Determination of Discretionary Cash Flow and Reconciliation schedule) for the second quarter 2003 increased 26 percent to $152.3 million compared to $121.0 million last year.

Discontinued operations reported a net loss of $2.0 million, which included a non-cash, after-tax charge of $3.2 million to write down the assets held for sale to their estimated fair value. Excluding the effect of the non-cash write down of assets held for sale, net income would have been $32.3 million, or 56 cents per share.

Noble Energy has five property packages identified for disposition. During the second quarter, certain properties in two of these packages were classified as held for sale, written down to fair value and reported in discontinued operations (see Discontinued Operations Summary schedule). Following disposition of these two packages, a net gain on sale will be recognized in the third quarter. The book value of certain properties in the remaining packages may be adjusted in future quarters.

The increase in reported net income and discretionary cash flow versus the second quarter last year primarily reflected higher realized commodity prices. The company's improved financial performance also resulted from the recent start-up of two significant international projects, production from the Cheng Dao Xi (CDX) field in south Bohai Bay in China and production from the company's offshore Amistad natural gas field and associated electrical power production in Ecuador. As a result, Noble Energy experienced strong year-on-year financial and operating improvements.

Realized natural gas prices for the second quarter 2003 were $4.11 per thousand cubic feet (Mcf), 34 percent above last year's $3.07 per Mcf. Realized crude oil prices were $25.84 per barrel (Bbl), an increase of six percent compared to $24.40 per Bbl for the second quarter 2002. Realized methanol prices were 72 cents per gallon (Gal) for the second quarter 2003, an increase of 85 percent over 39 cents per Gal for the same period last year.

Charles D. Davidson, the company's Chairman, President and CEO, said, "The company continues to generate improved operating and financial results. Our domestic drilling and production programs maintained the momentum begun in the first quarter, as reflected in our strong quarter-to-quarter production growth. Likewise, international operations continued to show strong results, while our natural gas project in Israel and expansion in Equatorial Guinea rapidly approach start-up later this year. In addition, the company's solid first half earnings and cash flow have led to a continual strengthening of our balance sheet."

Reported production, net of adjustments for discontinued operations, increased over two percent compared to the first quarter 2003, to 101,055 barrels of oil equivalent per day (Boepd) from 98,859 Boepd. Reported domestic operations had a quarter-to-quarter production increase of six percent compared to the first quarter 2003, with increased production of both natural gas and oil. International volumes decreased four percent compared to the first quarter 2003, primarily reflecting a seasonal reduction in electricity dispatch and consequent reduction in natural gas volumes in Ecuador, as well as lower North Sea natural gas volumes. Partially offsetting lower volumes in Ecuador and the North Sea was an increase in crude oil volumes in the

Bohai Bay in China. Overall production volumes for the second quarter, adding back the production associated with discontinued operations, were 103,466 Boepd.

Second quarter 2003 reported production volumes increased seven percent to 101,055 Boepd from 94,051 Boepd for the same period last year. The increase in volumes was attributable to the start-up of production in China and Ecuador, as well as a substantial increase in production volumes in Equatorial Guinea, partially offset by lower domestic volumes.

Reported oil and gas operating costs for the three months ending June 30, 2003 were $4.50 per barrel of oil equivalent (BOE) compared to $3.18 per BOE for the same period last year. The quarter-on-quarter increase in per BOE oil and gas operating costs was primarily due to increased production taxes resulting from higher natural gas and crude oil prices and increased ad valorem taxes. The start-up of new international properties and their associated costs also contributed to higher operating costs.

Reported depreciation, depletion and amortization increased to $8.59 per BOE, compared to $8.19 per BOE in the second quarter of 2002. The increase was primarily due to higher finding costs in the Gulf of Mexico shallow shelf in prior years and the initial capital carry associated with the company's joint venture with Aspect Energy. Adoption of SFAS No. 143 as of January 1, 2003, which relates to accounting for abandonment costs, also contributed to higher depreciation, depletion and amortization.

For the first six months of 2003, net income was $63.9 million, or $1.12 per share, compared to net income of $2.0 million, or four cents per share, last year. Discretionary cash flow for the first half of 2003 was $328.3 million compared to $212.3 million for the same period last year. The year-on-year increase in net income and discretionary cash flow resulted from higher commodity prices and increased production volumes.


                               DOMESTIC OPERATIONS

Domestic operations reported operating income after discontinued operations for the second quarter of $44.7 million, including a $4.9 million non-cash, pre-tax charge for the write down of assets held for sale to their estimated fair value, compared to operating income of $38.0 million for the second quarter last year.

Domestic operations benefited from higher realized prices for crude oil and natural gas during the quarter, which increased ten percent and 58 percent, respectively, compared to the second quarter of 2002. The average domestic realized crude oil price was $25.60 per Bbl compared to $23.85 per Bbl during the second quarter of 2002. The average domestic realized natural gas price was $4.73 per Mcf compared to $3.32 per Mcf last year.

Compared to the first quarter 2003, domestic production volumes increased six percent to 69,033 Boepd from 65,351 Boepd. Onshore operations contributed to the volume increase with successful drilling results in early 2003 and timely pipeline hook-ups of these wells. With the start up of two large deepwater projects during the first quarter, Green Canyon 136 #8 (Shasta) and the Green Canyon 282 (Boris #1), Noble Energy's offshore operations also contributed to the quarter-to-quarter increase in volumes.

Domestic production volumes declined to 69,033 Boepd in the second quarter of 2003 from 71,412 Boepd last year. The decline in production volumes was primarily due to natural decline rates in the Gulf of Mexico and onshore Gulf Coast region.

In the deepwater Gulf of Mexico, Noble Energy announced a discovery on Green Canyon Block 199 (Lorien) in July. The Lorien well, in which Noble Energy has a 20 percent working interest, encountered over 120 feet of apparent oil in a high-quality reservoir interval. The company and its partners have temporarily suspended the well pending further appraisal of the hydrocarbon zone that has been encountered.

In May, Noble Energy announced a deep shelf discovery at Louisiana State Lease 340 #1 (Mound Point). The well was drilled and evaluated to a measured depth of 19,024 feet. Noble Energy and its partners are completing the Mound Point well, and production is expected to commence early in the fourth quarter of 2003. Noble Energy owns a 25 percent working interest in the well.

In the traditional Gulf of Mexico shallow shelf, Vermillion 196 #A-2 (25 percent to Noble Energy) was completed as a discovery well in March 2003. Net to Noble Energy, the well is currently producing at a rate of 5 million cubic feet equivalent per day.

Noble Energy's domestic onshore operations remained active during the first half of 2003, drilling 38 exploration and development wells with 21 successes. The company plans to drill a total of 72 onshore wells in 2003, of which 37 are scheduled for the Gulf Coast area and 35 are scheduled for the Mid-continent and Rocky Mountain areas.


                            INTERNATIONAL OPERATIONS

International operations reported operating income for the second quarter of $22.5 million compared to operating income of $14.9 million in the second quarter last year. The quarter-on-quarter increase in international operations reflects an increase in liquids and natural gas production volumes, as well as methanol sales, in Equatorial Guinea. The start-up of production in China also contributed to improved quarter-on-quarter earnings, but was offset by a $10.4 million pre-tax exploration charge for the Hannah #1 well offshore Israel and the Joppa and Fleet wells in the North Sea.

International operations benefited from higher realized prices for crude oil during the quarter, which increased four percent compared to the second quarter of 2002. The average international realized crude oil price was $26.08 per Bbl compared to $24.97 per Bbl during the second quarter of 2002. The average international realized natural gas price, excluding Ecuador, decreased 35 percent to $1.00 per Mcf, compared to $1.53 per Mcf last year. The decrease in realized natural gas prices primarily resulted from a 153 percent quarter-on-quarter increase in natural gas sales in Equatorial Guinea at a sales price of 25 cents per MMBTU.

Second quarter 2003 international production volumes increased 41 percent to 32,022 Boepd from 22,639 Boepd last year. The increase in production volumes was primarily due to the start-up of crude oil production in China and natural gas production in Ecuador. Additional natural gas and condensate production in Equatorial Guinea also contributed to increased volumes.

Equatorial Guinea

Total operating income in Equatorial Guinea, which includes results from field operations and methanol, for the second quarter of 2003 was $21.7 million compared to $3.6 million last year.

Liquid petroleum gas (LPG), natural gas and condensate sales accounted for $9.8 million, or 45 percent, of operating income from Equatorial Guinea. Second quarter 2003 production volumes averaged 13,607 Boepd, a 71 percent increase over last year, primarily because the methanol plant was shut down for repairs for 65 days during the second quarter of 2002. The average realized price for liquids during the second quarter was $25.28 per Bbl compared to $22.90 per Bbl for the same period last year. Natural gas was sold to the Atlantic Methanol Production Company (AMPCO) at a price of 25 cents per MMBTU.

AMPCO, an unconsolidated subsidiary in which the company owns a 45 percent interest, produced $11.9 million of operating income net to Noble Energy's interest. AMPCO results are reported as income from unconsolidated subsidiaries. Second quarter realized methanol prices averaged 72 cents per Gal compared to 39 cents per Gal last year. The company's share of AMPCO methanol sales volumes more than doubled to 29.8 million Gal compared to 13.9 million Gal for the second quarter of 2002, primarily reflecting a full quarter of production versus last year's 65 day shutdown for repairs.

North Sea

In the North Sea, operating income for the second quarter of 2003 was $2.6 million compared to $10.8 million last year. The quarter-on-quarter decline in operating income primarily reflects increased exploration expense resulting from the Joppa and Fleet exploration wells, which were determined to be non-commercial.

North Sea production for the second quarter of 2003 was 9,677 Boepd compared to 11,286 Boepd last year, reflecting natural field decline.

Noble Energy participated in a successful well in U.K. block 15/20a (Jura). Studies are underway to determine the optimum development scenarios. An appraisal well may be drilled in the future. Noble Energy has a 30 percent working interest in this well.

Other International

Other international includes operating results from Argentina, China, Ecuador, Israel and Vietnam.

In south Bohai Bay offshore China, production commenced from the CDX field on January 13, 2003. Production for the second quarter 2003 averaged 3,600 barrels of oil per day, net to Noble Energy. The company expects production volumes to increase gradually as wells and facility operations are optimized. Noble Energy has a 57 percent working interest in this project.

Noble Energy's Machala power plant reported an operating loss of $0.9 million during the second quarter 2003. During the quarter, 111,666 megawatts (MW) were produced at an average sales price of 8.3 cents per kilowatt hour (Kwh), compared to 223,206 MW produced at an average sales price of 8.7 cents during the first quarter. For the second quarter 2003, Noble Energy produced 12.7 million cubic feet per day (MMcfpd) of natural gas from the Amistad field at an average price of $3.88 per Mcf. Second quarter 2003 natural gas volumes declined 51 percent compared to 25.7 MMcfpd for the first quarter. The quarter-to-quarter decline in MW produced and natural gas volumes was due to the onset of the rainy season in Ecuador, which resulted in increased reliance on hydroelectric power production, and scheduled maintenance on the Machala power facility.

Noble Energy is one of the nation's leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea, the North Sea and Vietnam. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.


This news release may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's business that are detailed in its Securities and Exchange Commission filings.


                                      -xxx-


PR 236                                                                  7/23/03

                      NOBLE ENERGY, INC. AND SUBSIDIARIES
                        CONSOLIDATED SUMMARY OF RESULTS
                  (Unaudited) (In thousands, except per share)


                                           Three Months Ended           Six Months Ended
                                         -----------------------     -----------------------
                                         6/30/2003     6/30/2002     6/30/2003     6/30/2002
                                         ---------     ---------     ---------     ---------
REVENUES
Oil and Gas Sales and Royalities         $ 226,384     $ 175,966       468,177       317,645
Gathering, Marketing and Processing         19,880        13,876        37,780        28,657
Electricity Sales                            9,181                      28,506
Income (Loss) From Unconsol, Subs.          11,874        (3,480)       24,606        (3,905)
Other Income (Loss)                         (5,866)         (135)       (5,697)        2,872
                                         ---------     ---------     ---------     ---------
                                           261,453       186,227       553,372       345,269
                                         =========     =========     =========     =========
COST AND EXPENSES
Oil and Gas Operations                      41,416        27,254        84,869        57,709
Transporation                                3,580         4,444         7,119         9,217
Oil and Gas Exploration                     34,676        20,233        70,078        56,638
Gathering, Marketing and Processing         15,538        11,850        33,982        24,935
Electricity Generation                      10,035                      23,621
Depreciation, Depletion and Amortization    78,988        70,090       157,779       141,988
Selling, General and Administrative         14,945        12,083        28,574        23,406
Interest Expense                            17,782        16,694        35,572        32,113
Interest Capitalized                        (3,253)       (4,732)       (5,183)       (9,083)
                                         ---------     ---------     ---------     ---------
                                           213,707       157,916       436,411       336,923
                                         =========     =========     =========     =========
INCOME (LOSS) BEFORE INCOME TAXES           47,746        28,311       116,961         8,346

INCOME TAX PROVISION (BENEFIT)
Current                                     21,560         5,762        45,802         1,720
Deferred                                    (4,899)        5,836           226         4,276
                                         ---------     ---------     ---------     ---------
                                            16,661        11,598        46,028         5,996
                                         =========     =========     =========     =========
INCOME (LOSS) BEFORE DISCONTINUED
  OPERATIONS AND CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE         31,085        16,713        70,933         2,350

DISCONTINUED OPERATIONS (NET OF TAX)        (2,015)          406        (1,167)         (329)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                                 (5,839)
                                         ---------     ---------     ---------     ---------
NET INCOME (LOSS)                        $  29,070     $  17,119     $  63,927     $   2,021
                                         =========     =========     =========     =========
INCOME (LOSS) PER SHARE BEFORE
  DISCONTINUED OPERATIONS AND
  CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                $    0.54     $    0.29     $    1.24     $    0.04

INCOME (LOSS) PER SHARE FROM
  DISCONTINUED OPERATIONS                $   (0.04)    $    0.01     $   (0.02)    $   (0.01)

INCOME (LOSS) PER SHARE FROM
  CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PORINCIPLE               $       -     $       -     $   (0.10)    $       -

NET INCOME (LOSS) PER SHARE              $    0.51     $    0.30     $    1.12     $    0.04
                                         =========     =========     =========     =========
AVERAGE SHARES OUTSTANDING                  57,181        57,171        57,278        57,094

                      NOBLE ENERGY, INC. AND SUBSIDIARIES
          DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
                           (Unaudited) (In thousands)

                                           Three Months Ended           Six Months Ended
                                         -----------------------     -----------------------
                                         6/30/2003     6/30/2002     6/30/2003     6/30/2002
                                         ---------     ---------     ---------     ---------
Net income (Loss)                        $  29,070     $  17,119        63,927         2,021
Depreciation, Depletion and
  Amortization (DD&A)                       78,988        70,090       157,779       141,988
Power Project DD&A                           4,716                      12,281
Oil and Gas Exploration                     34,676        20,233        70,078        56,638
Interest Capitalized                        (3,253)       (4,732)       (5,183)       (9,083)
Undistributed (Earnings) Loss From
  Unconsol.Subs.                           (11,874)        3,480       (24,606)        3,905
Distributed From Uncolsol.Subs.             15,750         5,988        28,125         5,988
Discontinued Operations                      6,838         2,959        10,323         6,563
Change in Accounting Principle                                           5,839
Allowance for Doubtful Accounts                                          4,936
Deferred Income Tax Provision (Benefit)     (4,899)        5,836           226         4,276
Accretion of Interest Expense - SFAS 143     2,281                       4,614
                                         ---------     ---------     ---------     ---------
DISCRETIONARY CASH FLOW*                 $ 152,293     $ 120,973     $ 328,339     $ 212,296

Adjustments to Reconcile:
  Working Capital                        $  (4,774)    $  26,973     $ (11,515)    $   4,939
  Cash Exploration Costs                   (10,392)       (9,092)      (19,678)      (18,677)
  Capitalized Interest                       3,253         4,732         5,183         9,083
  Deferred Tax, Misc. Credits and Other      9,455       (30,314)        5,879       (20,198)
                                         ---------     ---------     ---------     ---------
Net Cash Provided by Operating
  Activities                             $ 149,835     $ 113,272     $ 308,208     $ 187,443
                                         =========     =========     =========     =========


* The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company's overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company's ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.


===============================================================================

                      CONSOLIDATED CONDENSED BALANCE SHEET
                           (Unaudited) (In thousands)

                                                                   -----------   -----------
                                                                     6-30-03       12-31-02
                                                                   -----------   -----------
ASSETS
  Current Assets                                                   $   352,573   $   310,374
                                                                   -----------   -----------
  Property, Plant and Equipment                                      4,512,817     4,334,015
  Less: Accumulated Depreciation                                    (2,261,838)   (2,194,230)
                                                                   -----------   -----------
                                                                     2,250,979     2,139,785
  Investment In Unconsol.Subs.                                         230,922       234,668
  Other                                                                 40,947        45,188
                                                                   -----------   -----------
                                                                   $ 2,875,421   $ 2,730,015
                                                                   ===========   ===========
LIABILITIES AND SHAREHOLDERS EQUITY
  Current Liabilities                                              $   514,587   $   471,754
  Long-term Debt                                                       940,933       977,116
  Deferred Income Taxes Other Deferred Credits
    and Noncurrent Liabilities                                         385,594       271,759
  Shareholders' Equity                                               1,034,307     1,009,386
                                                                   -----------   -----------
                                                                   $ 2,875,421   $ 2,730,015
                                                                   ===========   ===========

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)

============================================================================================================================
                                             THREE MONTHS ENDED 06/30/03
                                                                               EQUATORIAL        OTHER           CORPORATE
                              CONSOLIDATED      DOMESTIC      NORTH SEA          GUINEA     INTERNATIONAL(1)    AND OTHER(2)
REVENUES
   Oil Sales                  $    93,611     $    45,927   $    17,490      $    14,259    $    15,935
   Gas Sales(3)                   132,773         127,428         4,295            1,011             39
   Gathering, Marketing
     and Processing Revenue        19,880                                                                            19,880
   Electricity Sales                9,181                                                         9,181
   Income from Unconsolidated
     Subsidiaries                  11,874                                         11,874
   Other                           (5,866)         (4,898)          202                            (426)               (744)
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Revenues              261,453         168,457        21,987           27,144         24,729              19,136

COSTS AND EXPENSES
   Oil and Gas Operations          41,416          29,644         2,788            3,882          4,258                 844
   Transporation                    3,580                         2,315                           1,265
   Oil and Gas Exploration         34,676          21,683         6,847                4          5,698                 444
   Gathering, Marketing and
     Processing Expense            15,538                                                                            15,538
   Electricity Generation          10,035                                                        10,035
   DD&A                            78,988          64,880         7,414            1,431          4,689                 574
   SG&A                            14,945           4,419                             97            641               9,788
   Interest Expense (net)          14,529                                                                            14,529
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Costs and Expenses    213,707         120,626        19,364            5,414         26,586              41,717

OPERATING INCOME (LOSS)       $    47,746     $    47,831   $     2,623      $    21,730    $    (1,857)        $   (22,581)

   Discontinued Operations         (3,100)         (3,100)
                              -----------     -----------   -----------      -----------    -----------         -----------
PRETAX INCOME (LOSS) AFTER
  DISCONTINUED OPERATIONS     $    44,646     $    44,731   $     2,623      $    21,730    $    (1,857)        $   (22,581)
                              ===========     ===========   ===========      ===========    ===========         ===========

   KEY STATISTICS
      DAILY PRODUCTION
         Liquids (Bbl)             39,804          19,711         7,438            6,198          6,457
         Natural Gas (Mcf)        367,506         295,930        13,431           44,455         13,690

      AVERAGED REALIZED PRICE
         Liquids              $     25.84     $     25.60   $     25.84      $     25.28    $     27.12
         Natural Gas          $      4.11     $      4.73   $      3.51      $      0.25    $      0.41
============================================================================================================================

============================================================================================================================
                                             THREE MONTHS ENDED 06/30/02
                                                                               EQUATORIAL        OTHER           CORPORATE
                              CONSOLIDATED      DOMESTIC      NORTH SEA          GUINEA     INTERNATIONAL(1)    AND OTHER(2)
REVENUES
   Oil Sales                  $    74,139     $    36,946   $    18,591      $    10,504    $     8,084                  14
   Gas Sales(3)                   101,827          96,996         4,721              397            110                (397)
   Gathering, Marketing
     and Processing Revenue        13,876                                                                            13,876
   Electricity Sales                    -
   Income from Unconsolidated
     Subsidiaries                  (3,480)                                        (3,480)
   Other                             (135)         (1,403)          322                              72                 874
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Revenues              186,227         132,539        23,634            7,421          8,266              14,367

COSTS AND EXPENSES
   Oil and Gas Operations          27,254          22,367         2,819            2,411           (762)                419
   Transporation                    4,444                         2,288                           2,156
   Oil and Gas Exploration         20,233           9,375           876              (38)         2,431               7,589
   Gathering, Marketing and
     Processing Expense            11,850                                                                            11,850
   Electricity Generation               -
   DD&A                            70,090          58,996         6,650              927          2,929                 588
   SG&A                            12,083           4,468           228              517            957               5,913
   Interest Expense (net)          11,962                                                                            11,962
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Costs and Expenses    157,916          95,206        12,861            3,817          7,711              38,321

OPERATING INCOME (LOSS)       $    28,311     $    37,333   $    10,773      $     3,604    $       555         $   (23,954)

   Discontinued Operations            625             625
                              -----------     -----------   -----------      -----------    -----------         -----------
PRETAX INCOME (LOSS) AFTER
  DISCONTINUED OPERATIONS     $    28,936     $    37,958   $    10,773      $     3,604    $       555             (23,954)
                              ===========     ===========   ===========      ===========    ===========         ===========

   KEY STATISTICS
      DAILY PRODUCTION
         Liquids (Bbl)             33,393          17,030         8,179            5,040          3,144
         Natural Gas (Mcf)        363,949         326,291        18,643           17,592          1,423

      AVERAGED REALIZED PRICE
         Liquids              $     24.40     $     23.85   $     24.98      $     22.90    $     28.25
         Natural Gas          $      3.07     $      3.32   $      2.78      $      0.25    $      0.85
============================================================================================================================


============================================================================================================================
                                             SIX MONTHS ENDED 06/30/03
                                                                               EQUATORIAL        OTHER           CORPORATE
                              CONSOLIDATED      DOMESTIC      NORTH SEA          GUINEA     INTERNATIONAL(1)    AND OTHER(2)
REVENUES
   Oil Sales                  $   190,511     $    87,001   $    41,089      $    31,159    $    31,262
   Gas Sales(3)                   277,666         265,975         9,644            1,981             66
   Gathering, Marketing
     and Processing Revenue        37,780                                                                            37,780
   Electricity Sales               28,506                                                        28,506
   Income from Unconsolidated
     Subsidiaries                  24,606                                         24,606
   Other                           (5,697)         (5,927)         179                            (588)                 639
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Revenues              553,372         347,049        50,912           57,746         59,246              38,419

COSTS AND EXPENSES
   Oil and Gas Operations          84,869          59,713         5,723            8,167          9,087               2,179
   Transporation                    7,119                         4,583                           2,536
   Oil and Gas Exploration         70,078          42,904         7,452               50         18,738                 934
   Gathering, Marketing and
     Processing Expense            33,982                                                                            33,982
   Electricity Generation          23,621                                                        23,621
   DD&A                           157,779         129,273        15,141            3,606          8,727               1,032
   SG&A                            28,574           8,607                            157          1,481              18,329
   Interest Expense (net)          30,389                                                                            30,389
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Costs and Expenses    436,411         240,497        32,899           11,980         64,190              86,845

OPERATING INCOME (LOSS)       $   116,961     $   106,552   $    18,013      $    45,766    $    (4,944)            (48,426)

   Discontinued Operations         (1,796)         (1,796)

   Cumulative Effect of
      SFAS 143                     (8,983)         (8,983)
                              -----------     -----------   -----------      -----------    -----------         -----------
PRETAX INCOME (LOSS) AFTER
  DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT       $   106,182     $    95,773   $    18,013      $    45,766    $    (4,944)        $   (48,426)
                              ===========     ===========   ===========      ===========    ===========         ===========

   KEY STATISTICS
      DAILY PRODUCTION
         Liquids (Bbl)             38,179          18,516         7,515            6,227          5,921
         Natural Gas (Mcf)        370,707         292,120        14,495           43,949         20,143

      AVERAGED REALIZED PRICE
         Liquids              $     27.57     $     28.36   $     30.21      $     27.64    $     29.17
         Natural Gas          $      4.36     $      4.93   $      3.68      $      0.25    $      0.37
============================================================================================================================

============================================================================================================================
                                             SIX MONTHS ENDED 06/30/02
                                                                               EQUATORIAL        OTHER           CORPORATE
                              CONSOLIDATED      DOMESTIC      NORTH SEA          GUINEA     INTERNATIONAL(1)    AND OTHER(2)
REVENUES
   Oil Sales                  $   133,537     $    64,800   $    34,468      $    20,056    $    14,174                  39
   Gas Sales(3)                   184,108         173,491        10,441            1,222            176              (1,222)
   Gathering, Marketing
     and Processing Revenue        28,657                                                                            28,657
   Electricity Sales                    -
   Income from Unconsolidated
     Subsidiaries                  (3,905)                                        (3,905)
   Other                            2,872           1,544           449                1             97                 781
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Revenues              345,269         239,835        45,358           17,374         14,447              28,255

COSTS AND EXPENSES
   Oil and Gas Operations          57,709          47,237         5,174            4,506            389                 403
   Transporation                    9,217                         4,737                           4,480
   Oil and Gas Exploration         56,638          39,137         3,054               (2)         5,861               8,588
   Gathering, Marketing and
     Processing Expense            24,935                                                                            24,935
   Electricity Generation               -
   DD&A                           141,988         119,527        13,841            2,071          5,381               1,168
   SG&A                            23,406           9,233           193              721          1,149              12,110
   Interest Expense (net)          23,030                                                                            23,030
                              -----------     -----------   -----------      -----------    -----------         -----------
      Total Costs and Expenses    336,923         215,134        26,999            7,296         17,260              70,234

OPERATING INCOME (LOSS)       $     8,346     $    24,701   $    18,359      $    10,078    $    (2,813)        $   (41,979)

   Discontinued Operations           (506)           (506)
                              -----------     -----------   -----------      -----------    -----------         -----------
PRETAX INCOME (LOSS) AFTER
  DISCONTINUED OPERATIONS     $     7,840     $    24,195   $    18,359      $    10,078    $    (2,813)            (41,979)
                              ===========     ===========   ===========      ===========    ===========         ===========

   KEY STATISTICS
      DAILY PRODUCTION
         Liquids (Bbl)             33,279          16,935         8,206            5,047          3,091
         Natural Gas (Mcf)        379,923         332,467        18,808           27,509          1,139

      AVERAGED REALIZED PRICE
         Liquids              $     22.16     $     21.15   $     23.20      $     21.95    $     25.33
         Natural Gas          $      2.68     $      2.86   $      3.07      $      0.25    $      0.85
============================================================================================================================

                           AMPCO METHANOL OPERATIONS
                       (Unaudited) (Dollars in thousands)

                                           Three Months Ended           Six Months Ended
                                         -----------------------     -----------------------
                                         6/30/2003     6/30/2002     6/30/2003     6/30/2002
                                         ---------     ---------     ---------     ---------
REVENUES
   Methanol Sales                        $  21,439     $   5,496     $  44,034     $  14,331
   Sales of Purchased Methanol                 803         2,448         2,861         2,448
   Other                                     2,108         1,275         3,743         2,376
                                         ---------     ---------     ---------     ---------
      Total Revenues                        24,350         9,219        50,638        19,155

COSTS AND EXPENSES
   Cost of Goods Manufactured                8,607         6,043        17,184        13,576
   Cost of Purchased Methanol                  994         3,741         3,010         3,741
   DD&A                                      2,372         2,471         4,780         4,883
   SG&A                                        503           444         1,058           860
                                         ---------     ---------     ---------     ---------
      Total Costs and Expenses              12,476        12,699        26,032        23,060

INCOME (LOSS) FROM UNCONS. SUBS.         $  11,874     $  (3,480)    $  24,606     $  (3,905)
                                         =========     =========     =========     =========
   Methanol Sales (MGal)                    29,841        13,920        64,327        44,861
   Average Realized Price ($/Gal)        $    0.72     $    0.39     $    0.68     $    0.32
============================================================================================


                            ECUADOR POWER OPERATIONS
                       (Unaudited) (Dollars in thousands)

                                           Three Months Ended           Six Months Ended
                                         -----------------------     -----------------------
                                         6/30/2003     6/30/2002     6/30/2003     6/30/2002
                                         ---------     ---------     ---------     ---------
REVENUES
   Power Sales                           $   7,473                   $  24,968
   Capacity Charge                           1,708                       3,538
   Other                                                       1                          17
                                         ---------     ---------     ---------     ---------
      Total Revenues                         9,181             1        28,506            17

COSTS AND EXPENSES
   Field
      Lease Operating                          690                       1,329
      DD&A                                   3,750            31        10,475            62
      SG&A                                   1,141                       1,684
      Interest                                              (945)                     (1,827)
   Plant
      Fuel                                   2,723                       6,782
      Non-Fuel                                 767                       1,546
      Depreciation                             964            15         1,805            27
      Interest                                            (4,819)                     (5,863)
                                         ---------     ---------     ---------     ---------
         Total Costs and Expenses           10,035        (5,718)       23,621        (7,601)
                                         ---------     ---------     ---------     ---------
OPERATING (LOSS) INCOME                  $    (854)    $   5,719     $   4,885     $   7,618
                                         =========     =========     =========     =========
   Natural Gas Production (Mcfpd)(3)        12,651                      19,156
   Average Natural Gas Price             $    3.88                   $    3.94

   Power Production - Total MW             111,666                     334,872
   Average Power Price ($/Kwh)           $   0.083                   $   0.085
============================================================================================

(1) Other international includes operations in Argentina, China, Ecuador, Israel and Vietnam.
(2) Corporate and Other includes corporate overhead, intercompany eliminations and marketing.
(3) Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

                      NOBLE ENERGY, INC. AND SUBSIDIARIES
                        DISCONTINUED OPERATIONS SUMMARY
                  (Unaudited) (In thousands, except per share)

                                           Three Months Ended           Six Months Ended
                                         -----------------------     -----------------------
                                         6/30/2003     6/30/2002     6/30/2003     6/30/2002
                                         ---------     ---------     ---------     ---------
REVENUES
Oil and Gas Sales and Royalties          $   5,937     $   5,393     $  12,640     $   9,786

COST AND EXPENSES
Write down to Market Value                   4,914                       4,914
Oil and Gas Operations                       2,199         1,809         4,113         3,729
Depreciation, Depletion and Amortization     1,924         2,959         5,409         6,563
                                         ---------     ---------     ---------     ---------
                                             9,037         4,768        14,436        10,292
                                         ---------     ---------     ---------     ---------

INCOME (LOSS) BEFORE INCOME TAXES           (3,100)          625        (1,796)         (506)

INCOME TAX PROVISION (BENEFIT)
Current                                     (1,085)          219          (629)         (177)
Deferred
                                         ---------     ---------     ---------     ---------
                                            (1,085)          219          (629)         (177)
                                         ---------     ---------     ---------     ---------
INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS                             $   2,015     $     406     $  (1,167)    $    (329)
                                         =========     =========     =========     =========

KEY STATISTICS:
   Daily Production
     Liquids                                 1,286         1,248         1,254         1,233
     Natural Gas (Mcf)                       6,746        10,682         6,834        11,405

   Average Realized Price
     Liquids ($/Bbl)                     $   25.49     $   19.75     $   26.80     $   18.85
     Natural Gas ($Mcf)                  $    4.81     $    3.24     $    5.30     $    2.70